    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2006
                                                     REGISTRATION NO. __________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                           RG Global Lifestyles, Inc.
             (Exact name of registrant as specified in its charter)

                              ---------------------

            California                                       33-0230641
  (State of other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                                      5090
                          (Primary Standard Industrial
                           Classification Code Number)

                2006 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the Plan)

                             30021 Tomas, Suite 200
                        Rancho Santa Margarita, CA 92688
                 (949) 888-9500 - telephone/(949) 888-9525 - fax
          (Address and telephone number of principal executive office)

                              William C. Hitchcock
                         4029 Westerly Place, Suite 200
                             Newport Beach, CA 92660
                 (949) 651-6344 - telephone/(949) 651-1609 - fax
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                                Scott Olson, Esq.
                                 251 High Drive
                         Laguna Beach, California 92651
                 (310) 985-1034- telephone/(501) 634-2648 - fax

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
        Title of Securities            Amount to be      Proposed Maximum    Proposed Maximum       Amount of
       to be Registered (1)           Registered (2)    Offering Price per  Aggregate Offering   Registration Fee
                                                               Share               Price               (3)
-------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 Par Value        10,000,000             $0.28            $2,800,000           $299.60
===================================================================================================================

---------------
         (1) The securities to be registered include options to acquire Common Stock and consist of 10,000,000 shares of common stock issuable under Company's 2006 Incentive and Nonstatutory Stock Option Plan.
         (2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
         (3) The registration fee is based upon the maximum exercise price of the stock options calculated pursuant to Rule 457(h).

                                TABLE OF CONTENTS
                                -----------------

PART II

INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         Item 4.  Description of Securities

         Item 5.  Interests of Named Experts and Counsel

         Item 6.  Indemnification of Directors and Officers

         Item 7.  Exemption From Registration Claimed

         Item 8.  Exhibits

         Item 9. Undertakings

SIGNATURE

SIGNATURES

EXHIBIT INDEX

EXHIBIT 5

EXHIBIT 23.2


                                     PART II

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

The Company incorporates the following documents by reference in the registration statement:

The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 and the description of the Company's common stock contained in the Company's Registration Statement on Form SB-2, as amended September 19, 2006.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4.  Description of Securities.
         -------------------------

The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

Not applicable.

Item 6.  Indemnification of Officers and Directors
         -----------------------------------------

The Company's Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Section 317 of the California Corporations Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 317 also provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

The Company's Articles of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

Not applicable.

Item 8.  Exhibits
         --------

         5 Opinion of Scott D. Olson, Esq., consent included, relating to the issuance of the securities pursuant to the Plan

         10.1 2006 Incentive and Nonstatutory Stock Option Plan, dated May 3, 2006 (1)

         23.1 Consent of Scott D. Olson, Esq. (contained in their opinion set forth as Exhibit 5)

         23.2     Consent of Beckstead and Watts, LLP, Certified Public
                  Accountants

(1) Incorporated by reference to Appendix A of RG Global Lifestyles, Inc. proxy statement on Form DEF 14A as filed August 10, 2006.

Item 9.  Undertakings
         ------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Rancho Santa Margarita, County of Orange, State of California, on the 23rd day of October, 2006.

                                       RG Global Lifestyles, Inc.

                                       By: /s/ Louis L. Knickerbocker
                                           -------------------------------------
                                       Louis L. Knickerbocker, President and CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Date:  October 23, 2006         By: /s/ Louis L. Knickerbocker
                                    --------------------------------------------
                                Louis L. Knickerbocker, President, CEO, Director
                                (Principal Executive Officer)

Date:  October 23, 2006         By: /s/ William C. Hitchcock
                                    --------------------------------------------
                                Chief Financial Officer
                                (Principal Financial and Accounting Officer)

Date:  October 23, 2006         By: /s/ Grant King
                                    --------------------------------------------
                                Grant King, Director, COO

Date:  October 23, 2006         By: /s/ Joseph Murray
                                    --------------------------------------------
                                Joseph Murray, Director

Date:  October 23, 2006         By: /s/ Budy Hartono
                                    --------------------------------------------
                                Budy Hartono, Director

Date:  October 23, 2006         By: /s/ Steve Ritchie
                                    --------------------------------------------
                                Steve Ritchie, Director

Exhibit Index
-------------

         5 Opinion of Scott D. Olson, Esq. relating to the issuance of the securities pursuant to the 2006 Incentive and Nonstatutory Stock OptionPlan

         10.1 2006 Incentive and Nonstatutory Stock Option Plan, dated May 3, 2006 (1)

         23.1 Consent of Scott D. Olson, Esq. (contained in their opinion set forth as Exhibit 5)

         23.2     Consent of Beckstead and Watts, LLP, Certified Public
                  Accountants

(1) Incorporated by reference to Appendix A of RG Global Lifestyles, Inc. proxy statement on Form DEF 14A as filed August 10, 2006.